EXHIBIT 10.15

$ 50,000,000.00                                               New York, New York
                                                               September 1, 1999

1.  OBLIGATION TO PAY

         FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of MICHAEL JAHARIS, an individual residing in South Norwalk, Connecticut (the "Lender"), the principal sum of Fifty Million Dollars ($50,000,000.00), on December 31, 2003, or such amount thereof as shall be outstanding hereunder on such date, plus interest payable at the rate and in the manner provided in paragraph 3 of this Note, plus any costs and expenses incurred in the enforcement of this Note as provided in paragraph 8 of this Note. This Note is transferable by the holder hereof.

         This Note is issued pursuant to the Loan Agreement (as hereinafter defined), reference to which is hereby made for other terms applicable to this Note.

2.  DEFINITIONS

         Except as otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein. In addition, the following terms as used herein shall be defined as follows:

         (a) "Adjusted Conversion Price" shall mean the price for conversion of part or all of this Note into Common Stock after adjustment as provided in
Section 4.04 of the Loan Agreement.

         (b) "Common Stock" shall mean the capital common stock of the Borrower, consisting of 50,000,000 authorized shares $.01 par value, of which 17,894,529 shares are issued and outstanding as of July 30, 1999.

         (c) "Conversion Date" for any particular conversion of part or all of this Note into Common Stock shall mean the date set by the Lender for conversion in the Conversion Notice.

         (d) "Conversion Notice" shall mean the Conversion Notice set forth in the Loan Agreement.

         (e) "Conversion Price" shall be $4.91 per share, determined as the average of the closing prices of a share of Common Stock on the NASDAQ National Market(as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source

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mutually agreed upon by the Borrower and the holder hereof) for the thirty (30)
successive full trading days, ending on the full trading day immediately prior to the First Advance Date, on which at least one share of Common Stock is traded.

         (f) "Event of Default" shall mean any of the events set forth in Paragraph 8 hereof.

         (g) "First Advance Date" shall mean the date of the first advance under this Note and the Loan Agreement.

         (h) "Interest Adjustment Date" shall mean the first day of each month during the term of this Note.

         (i) "Loan Agreement" shall mean a Revolving Credit and Loan Agreement of even date herewith between Borrower and the Lender pursuant to which this
Note is issued, as the same may be amended and supplemented from time to time.

         (j) "Loan Documents" shall mean this Note, the Loan Agreement, the Registration Rights Agreement, the Security Agreement, the Patent Security Agreement, the UCC-1 financing statements executed in connection with the Security Agreement, and each and every other document executed or delivered in connection with the closing of this transaction, each such document being referred to individually as a "Loan Document".

         (k) "Prime Rate" shall mean the prime rate (or substantially equivalent index, if such bank discontinues its prime rate) of First Union National Bank as announced from time to time, or, if such bank shall cease to exist without any successor-in-interest, then the prime rate (or substantially equivalent index, if no prime rate exists at such bank at such time) of any national or regional bank selected by Lender having a comparable or larger asset size.

3.  INTEREST

         The outstanding principal balance of this Note shall bear interest from the date hereof until the earlier of maturity, imposition of the Default Rate (as hereinafter defined) or payment in full, at a rate per annum equal to the Prime Rate in effect on each Interest Adjustment Date (calculated on the basis of a 360-day year for the actual number of days elapsed), on which date the interest rate shall be increased or decreased to the extent of any increase or decrease in the Prime Rate from the Prime Rate in effect on the immediately preceding Interest Adjustment Date. After maturity, or upon the occurrence of and during the continuance of an Event of Default, if earlier, the interest rate hereunder shall be increased to a rate equal to six (6.0) percentage points in excess of the rate which would otherwise be in effect hereunder.

         Notwithstanding any provision of this Note to the contrary, in the event that at any time the applicable rate of interest payable by Borrower to Lender as stated in this Note (the "Contract

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Rate") exceeds the highest or maximum rate of interest permissible to be charged by Lender under the laws of the State of Connecticut or under federal law, or is determined by a tribunal or court of competent jurisdiction to be excessive and unenforceable (in each case, the "Maximum Legal Rate"), then the interest rate payable under this Note shall automatically be reduced to the Maximum Legal Rate for such period as the Maximum Legal Rate is higher than the Contract Rate. If subsequently the Contract Rate becomes less than the Maximum Legal Rate, then the interest rate payable under this Note shall automatically be decreased to the Contract Rate. Any amounts paid in excess of the Maximum Legal Rate shall be considered to have been payments in reduction of principal, and the outstanding principal balance shall be adjusted to reflect such prepayments of principal.

4.  PAYMENTS

         Accrued interest shall be due and payable monthly on the seventh day of each month. Interest may, at the option of the holder hereof, be deducted from the amount of the proceeds of any disbursements hereunder.

         Upon maturity, the outstanding principal balance of this Note, together with unpaid interest accrued thereon and any other sums payable hereunder, shall be payable in full.

         All sums received hereunder shall be applied first to the payment of late charges, costs and expenses payable to Lender hereunder, then to interest (in the order in which earliest earned) and the balance to principal. Borrower shall have the right to prepay this Note in full or in part at any time without penalty.

         All payments shall be made in accordance with the terms of the Loan Agreement and shall delivered to Lender at its address at Michael Jaharis, c/o Steven K. Aronoff, P.C., 475 Park Avenue South, 23rd Floor, New York, New York 10016 or at such other address as shall be designated by Lender in a written notice to the Borrower.

5.  ADVANCES

         Advances shall be made hereunder from time to time in accordance with terms of the Loan Agreement, reference to which is hereby made for the provisions regarding advances. At no time shall the aggregate of all advances outstanding from time to time exceed $50,000,000.00.

6.  LATE CHARGE

         If any monthly payment of interest is not received by the Lender or any holder hereof within 15 days after its due date, there shall be imposed on the Borrower a late charge equal to five (5.0%) percent of such overdue payment.

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7.  CONVERSION RIGHTS

         Subject to the provisions of the Loan Agreement, the holder of this
Note is entitled, at his option, at any time after the First Advance Date and while this Note is outstanding or any principal, interest or other sum owing under this Note or any other Loan Document is unpaid, and from time to time, to convert the principal amount of this Note (or any portion hereof which is $100,000 or an integral multiple thereof) into shares of Common Stock, as said shares shall be constituted on the Conversion Date, at the Conversion Price or, if applicable, at the Adjusted Conversion Price in effect on the Conversion Date determined as provided in the Loan Agreement, delivery of the Conversion Notice duly executed, together with a photocopy of the Note, to the Borrower at the Borrower's office designated in Section 9.02 of the Loan Agreement. In each such instance in which the Lender elects to convert, the Borrower shall deliver to the holder hereof (i) the number of shares of Common Stock determined by dividing the then outstanding principal balance of this Note or such lesser amount of principal designated for conversion in the Conversion Notice, plus, at the holder's election, any portion of unpaid accrued interest owed under this Note, by the Conversion Price or, if applicable, the Adjusted Conversion Price,
(ii) payment in New York Clearing House funds or other funds acceptable to the holder hereof of an amount equal to any portion of unpaid accrued interest owed under this Note which is not converted into Common Stock as provided above,
(iii) if the Note is not fully converted into Common Stock, a replacement Note for the remainder of the outstanding principal balance, bearing interest at the same rate as the original Note and maturing on the Maturity Date; and (iv) if the Note is not fully converted into Common Stock, payment of cash in lieu of any fractional shares of Common Stock, based on the then current market value of Common Stock. Upon such delivery, the Lender shall promptly deliver to the Borrower at its address designated in Section 9.02 below the Note, accompanied (if so required by the Borrower) by instruments of transfer, in form satisfactory to the Borrower, duly executed by the holder or by his duly authorized attorney in writing. No adjustment is to be made on conversion for dividends on shares of Common Stock issued on conversion. The Borrower is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest unless only a portion of the Note is being converted, in which case the amount of any fractional shares shall become part of outstanding principal under the replacement Note. The right to convert this Note into Common Stock shall survive any Acquisition Transaction (as defined in the Loan Agreement), in which case the Conversion Price or the Adjusted Conversion Price then in effect shall be subject to adjustment as set forth in the Loan Agreement.

         In the event of any inconsistency between this paragraph 7 and any provisions in the Loan Agreement, the provisions in the Loan Agreement shall govern.

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8. ENFORCEMENT

         Upon the occurrence of an Event of Default (as hereinafter defined), the entire principal balance remaining unpaid plus accrued interest shall, at the option of the holder hereof, become immediately due and payable, and the Borrower shall have all of the rights and remedies provided in the Loan Agreement and shall be entitled to be reimbursed for its costs and expenses as set forth therein.

         An Event of Default is defined as any one of the following: (I) default in the payment of any principal, interest or other amounts within ten (10) days after such payment is due hereunder; (II) breach of any provisions of this Note; or (III) the occurrence of any Event of Default under the Loan Agreement.

         No extension of time for payment, or delay in enforcement hereof, nor any renewal of this Note with or without notice, shall release the obligation of the Borrower to the Lender or holder hereof or shall operate as a waiver of any of its rights.

         Presentment, demand, protest and notice of dishonor are hereby waived by the Borrower.

9.  RIGHT OF SETOFF

         Upon the occurrence of and during the continuance of any Event of Default hereunder, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or the Loan Agreement, irrespective of whether or not the Lender shall have made any demand under this Note or the Loan Agreement. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this provision are in addition to other rights and remedies (including, without limitation, any common law right of setoff) which the Lender may have.

10.  WAIVER OF RIGHTS

         BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

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11.  SUBMISSION TO JURISDICTION; WAIVER OF BOND

         THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE STATE OF CONNECTICUT AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE, BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS, TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS. THE BORROWER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS PARAGRAPH AFFECTS THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

12.  WAIVER OF JURY TRIAL

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY WHICH BORROWER MAY HAVE IN ANY PROCEEDING BETWEEN LENDER AND BORROWER.

13.  WAIVER OF PLAINTIFF'S RIGHTS.

         THE BORROWER HEREBY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER IN THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE STATE OF FLORIDA UNLESS THE LENDER EXPRESSLY CONSENTS THERETO IN WRITING.

14.  GOVERNING LAW

         This Note and its interpretation, construction, validity and enforceability shall be governed by the laws of the State of Connecticut.

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                                             KOS PHARMACEUTICALS, INC.

                                             By: _______________________________
                                                 Name:  Daniel M. Bell
                                                 Title: President

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF                )

         On the ______ day of September, 1999, before me came Daniel M. Bell, to me known, who, being by me duly sworn, did depose and say that he resides at No.________________ _______________________________________________; that he is the President of Kos Pharmaceuticals, Inc., the corporation described in and which executed, the foregoing instrument; that the foregoing instrument was executed without corporate seal by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

                                       __________________________________
                                       Notary Public
                                       My commission expires:

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